                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

 [ ] Preliminary Proxy Statement

 [ ] Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))

 [ ] Definitive Proxy Statement

 [X] Definitive Additional Materials

 [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 CONRAIL INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                         NORFOLK SOUTHERN CORPORATION
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

-----------------------------------------------------------------------------

(4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------

(5) Total fee paid:

-----------------------------------------------------------------------------

 [ ] Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

NS NORFOLK SOUTHERN LOGO


                                                             December 26, 1996

Dear Conrail Shareholder:

            SOONER OR LATER, CONRAIL WILL HAVE TO COUNT YOUR VOTE!
                     PROTECT THE VALUE OF YOUR INVESTMENT
                 BY VOTING AGAINST CONRAIL'S PROPOSALS TODAY

   Once again Conrail has delayed its important Special Meeting seeking shareholder approval of the proposed charter amendment to "opt-out" of the Pennsylvania Fair Value Statute. The Special Meeting has now been rescheduled for January 17, 1997. But don't let Conrail's maneuvering distract you from taking steps to receive fair value for your shares.

   Conrail has stated that because of the December 17, 1996 order by the United States District Court for the Eastern District of Pennsylvania, it will not postpone or adjourn the Special Meeting because it has not received sufficient proxies to assure approval of the "opt-out" amendment. THEREFORE, IT IS CRITICALLY IMPORTANT THAT YOU VOTE AGAINST THE "OPT-OUT" AMENDMENT PROPOSAL AND AGAINST THE ADJOURNMENT PROPOSAL BY SIGNING, DATING AND
RETURNING THE ENCLOSED GOLD PROXY CARD TODAY (OR THE GREEN INSTRUCTION CARD
FOR ESOP PARTICIPANTS). REMEMBER, ONLY YOUR LATEST DATED VOTE COUNTS!

                         MORE VALUE, LESS RISK -- --
                  NORFOLK SOUTHERN'S OFFER REMAINS SUPERIOR

   On December 19, 1996, we announced that we had increased our all-cash offer from $110 to $115 for each Conrail share that you own. Our offer is currently valued at almost $16* more per share than CSX's offer, or approximately $1 billion more for Conrail shareholders than what CSX has offered.

   Norfolk Southern's revised proposal continues to offer significant benefits to Conrail shareholders. The increased offer provides for an immediate cash payment for shares purchased through use of a voting trust. With the Norfolk Southern offer, you know exactly what you will be getting -- YOU WILL BE GETTING $115 IN CASH. On the other hand, with CSX's proposed deal approximately 75% of your shares will be acquired for CSX stock, the value of which will be subject to market risk. In addition, even though CSX is proposing to close through use of a voting trust, we believe the future value of the CSX stock you would receive will be affected significantly by the STB approval process.

                            YOUR VOTE IS IMPORTANT

   The choice is clear. But it's going to take a strong shareholder vote to make Conrail understand that. Make sure your voice is heard. Vote today on the GOLD proxy card (or GREEN instruction card if you are an ESOP Participant) AGAINST Conrail's proposals. Even if you have tendered your shares into CSX's new offer or voted earlier, you can still vote those shares AGAINST the "Opt-Out" Amendment Proposal and the Adjournment Proposal by signing and returning the GOLD proxy card (or GREEN instruction card) today.

                                        Sincerely,

                                        /s/ David R. Goode

                                        David R. Goode
                                        Chairman, President and
                                        Chief Executive Officer
------------
* Based on the closing price of CSX common stock on December 24, 1996

-------------------------------------------------------------------------------
                               IMPORTANT INFORMATION

        If your Conrail shares are held in the name of a bank or broker, only your bank or broker can vote your shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST Conrail's proposals by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your shares, please call:

                                     GEORGESON
                               & COMPANY INC. [LOGO]

                                 Wall Street Plaza
                              New York, New York 10005
                            CALL TOLL FREE: 800-223-2064
                        Banks and Brokers call: 212-440-9800
-------------------------------------------------------------------------------

                       SPECIAL MEETING OF SHAREHOLDERS
                                      OF
                                 CONRAIL INC.
-----------------------------------------------------------------------------

                          PROXY STATEMENT SUPPLEMENT
                                      OF
                         NORFOLK SOUTHERN CORPORATION

-----------------------------------------------------------------------------

                           SOLICITATION OF PROXIES
                IN OPPOSITION TO THE PROPOSED AMENDMENT TO THE
                  ARTICLES OF INCORPORATION OF CONRAIL INC.

                                 INTRODUCTION

   This Proxy Statement Supplement (this "Supplement") is furnished by Norfolk Southern Corporation ("Norfolk Southern") and relates to a Special Meeting of Shareholders of Conrail Inc. ("Conrail" or the "Company") to vote upon Conrail's proposal (the "Amendment Proposal") to amend its Articles of Incorporation to "opt out" of Subchapter E (the "Fair Value Statute") of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, and to any adjournments, postponements or reschedulings thereof (the "Special Meeting"). This Supplement amends and supplements, to the extent set forth herein, the Proxy Statement of Norfolk Southern, dated November 4, 1996, which was first mailed to Conrail Shareholders on or about November 4, 1996 and which was subsequently amended and supplemented by a proxy supplement dated November 8, 1996, and again by a proxy supplement dated December 9, 1996 (as amended to date, the "Proxy Statement"). Capitalized terms used in this Supplement and not otherwise defined in this Supplement shall have the respective meanings assigned to such terms in the Proxy Statement. This Supplement is first being mailed to Conrail Shareholders on or about
December 26, 1996.

                             RECENT DEVELOPMENTS

THE SPECIAL MEETING

   On December 19, 1996, Conrail publicly announced that the Special Meeting, which previously had been scheduled for December 23, 1996, had been rescheduled for January 17, 1997. In addition, on December 24, 1996, Conrail filed a supplement to its proxy statement (as amended, the "Conrail Proxy Statement"), in which Conrail stated that the Special Meeting would be held at The Main Auditorium at The Academy of Music, Broad and Locust Streets, Philadelphia, Pennsylvania at 12:00 p.m. Eastern Standard Time. According to the Conrail Proxy Statement, the Record Date for the Special Meeting continues to be December 5, 1996. Norfolk Southern is soliciting proxies from Shareholders to vote AGAINST both (i) the Amendment Proposal and (ii) Conrail's proposal to adjourn (the "Adjournment Proposal") the Special Meeting, if necessary, to permit Conrail to further solicit proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Amendment Proposal.

   The proxy cards previously furnished to you by Norfolk Southern remain valid for Shareholders entitled to vote at the Special Meeting. Nonetheless, new GOLD proxy cards are being provided to you with this Supplement to vote AGAINST both the Amendment Proposal and the Adjournment Proposal. ESOP Participants can instruct the ESOP Trustee to vote their ESOP Preferred Shares AGAINST the Amendment Proposal and the Adjournment Proposal on the enclosed GREEN instruction card. In addition, if you have already voted Conrail's white proxy card (or marked the GREEN instruction card) in favor of the Amendment Proposal, you may revoke that vote by completing and returning the GOLD proxy (or marking the GREEN instruction card) and indicating your vote AGAINST the Amendment Proposal. It is the latest dated proxy which will be counted.

   PLEASE SIGN AND DATE THE ENCLOSED GOLD PROXY CARD (OR FOR ESOP
PARTICIPANTS, THE GREEN INSTRUCTION CARD) TODAY AND VOTE AGAINST THE AMENDMENT PROPOSAL AND THE ADJOURNMENT PROPOSAL.

THE NORFOLK SOUTHERN REVISED OFFER

   On December 19, 1996, Norfolk Southern announced that the Norfolk Southern Cash Offer by Atlantic Acquisition Corporation, a wholly-owned subsidiary of Norfolk Southern, for all outstanding Shares was being increased from $110 per Share to $115 PER SHARE, NET TO THE SELLER IN CASH, without interest thereon (the "Norfolk Southern Revised Offer"). The Norfolk Southern Revised Offer will expire at 12:00 midnight, New York City time, on Friday, January 10, 1997, unless extended. The terms of the Norfolk Southern Revised Offer are set forth in a supplement dated December 20, 1996 to the Norfolk Southern Offer to Purchase, which has been mailed to Shareholders.

THE AMENDED CSX/CONRAIL MERGER AGREEMENT

   The following description is based upon the Schedule 14D-9 filed with the SEC by Conrail on December 20, 1996, an amendment to a Schedule 14D-1 filed with the SEC by CSX and dated December 19, 1996, and the Conrail Proxy Statement, and the following description is qualified in its entirety by reference to the full text and exhibits of such filings.

   On December 19, 1996, Conrail and CSX announced that an amendment to the CSX/Conrail Merger Agreement (the "Second Amendment") had been entered into pursuant to which CSX increased the consideration to be paid in the CSX/Conrail Proposed Merger. Pursuant to the Second Amendment, the 60% of the Shares expected to be outstanding at the time of the consummation of the CSX/Conrail Proposed Merger (assuming the CSX/Conrail Proposed Merger is consummated) and not owned by CSX will be exchanged for (i) CSX common stock at a rate of 1.85619 shares of CSX common stock for each Share and (ii) an additional $16 per Share in CSX convertible preferred stock, the terms of which will be set prior to the CSX/Conrail Proposed Merger so that such securities would trade at par on a fully distributed basis. Based on the closing sale price of CSX common stock on the New York Stock Exchange Inc. Composite Tape on December 24, 1996, the total per Share consideration in the CSX/Conrail Proposed Merger was worth approximately $95.58.

   By reason of the increase in the Norfolk Southern Cash Offer, the increased punitive effect of the CSX Lockup Option on Norfolk Southern will be approximately $80 million. On such basis, in the event that the CSX termination fee is paid and the CSX Lockup Option Agreement is exercised by CSX, the aggregate additional cost to an acquiror of Conrail (including Norfolk Southern) by reason of the CSX Lockup Option Agreement and the CSX termination fee will amount to approximately $660 million (assuming an acquisition of Conrail at $115 per Share). In the litigation pending in the District Court for the Eastern District of Pennsylvania (the "District Court"), Norfolk Southern is contesting the validity of both the CSX Lockup Option Agreement and the CSX termination fee.

   In the CSX/Conrail Merger Agreement, Conrail and CSX agreed, among other things, to a provision (the "No Negotiation Provision") providing that, subject to certain exceptions, neither Conrail nor CSX will, nor will they permit any of their subsidiaries to, nor will they authorize or permit any of their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative, retained by them or any of their subsidiaries to, directly or indirectly through another person, participate in any conversations, discussions or negotiations, or enter into any agreement, arrangement or understanding, with any other company engaged in the operation of railroads (including Norfolk Southern) with respect to the acquisition by any such other company (including Norfolk Southern) of any securities or assets of Conrail and its subsidiaries or CSX and its subsidiaries, or any trackage rights or other concessions relating to the assets or operations of Conrail and its subsidiaries or CSX and its subsidiaries, other than with respect to certain sales, leases, licenses, mortgages or other disposals of assets or properties.

   In the Second Amendment, Conrail also agreed to extend the term of the No Negotiation Provision from July 12, 1997 to December 31, 1998, with the intended effect of preventing Conrail from considering or otherwise facilitating any competing proposal to acquire Conrail, such as the Norfolk Southern Cash Offer and the Proposed Norfolk Southern/Conrail Merger, until such time. As noted below, Norfolk Southern has challenged the legality of this provision in the litigation pending in the District Court, and a hearing has been scheduled for January 9, 1997.

   The Second Amendment provides that the CSX/Conrail Proposed Merger will occur as soon as practicable after the CSX and the Conrail shareholders meetings are held to consider matters related to the CSX/Conrail Proposed Merger and that all of the Shares acquired by CSX in the CSX/Conrail Proposed Merger would be placed in the voting trust holding Shares previously acquired by CSX pending the outcome of Surface Transportation Board (the "STB") proceedings relating to the proposed combination of CSX and Conrail.

                     CERTAIN LITIGATION -- RECENT EVENTS

   On December 13, 1996, Plaintiffs filed a Motion for Leave to File their Third Amended Complaint (the "Third Amended Complaint"), which was granted on December 17, 1996, and a Motion for a Preliminary Injunction in the District Court. The Third Amended Complaint withdrew two counts relating to the originally scheduled November 14, 1996 Special Meeting as moot, and added the following additional claims: (i) that Defendants' stated intention not to convene the Special Meeting scheduled for December 23, 1996 constitutes a breach of fiduciary duties; (ii) that Defendants' stated intention to successively postpone the vote of Shareholders until the Shareholders submit to the will of Defendants constitutes fraudulent and fundamentally unfair conduct; (iii) that Section 5.1(b) of the CSX/Conrail Merger Agreement, as amended, constitutes a breach of fiduciary duty in that it purports to delegate the Conrail directors' fiduciary responsibilities relating to the processes of corporate democracy, and, alternatively, that Section 5.1(b) is void and ultra vires; (iv) that consummation of the CSX Tender Offer caused a "control transaction" to occur with respect to Conrail pursuant to Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, thus obligating the group consisting of CSX, the Conrail directors and certain executive officers of Conrail to pay to each demanding Conrail Shareholder at least $110 cash per Share; and (v) that Defendants' public statements suggesting that the consideration payable in the CSX/Conrail Proposed Merger might be improved are materially misleading and constitute a violation of federal securities laws.

   On December 17, 1996, the District Court held a hearing to consider Plaintiffs' Motion for a Preliminary Injunction. At the conclusion of the hearing, the District Court issued an order enjoining the Defendants from failing to convene, and/or from postponing, and/or from adjourning the Special Meeting scheduled for Monday, December 23, 1996, by reason of Conrail or its nominees not having received sufficient proxies to assure approval of the Amendment Proposal.

   On December 19, 1996, the District Court scheduled a hearing for January 9, 1997 to consider Plaintiffs' challenge of the legality of the No Negotiation Provision, as extended, and the issue of whether CSX now owns 20% of the Shares, and is an "interested shareholder", under Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended.

   On December 20, 1996, Plaintiffs filed a Motion for Leave to File their Fourth Amended Complaint (the "Fourth Amended Complaint"). The Fourth Amended Complaint would update the allegations contained in their earlier complaints and add the following additional claims: (i) that the extended two-year No Negotiation Provision in the Second Amendment constitutes an abdication, by the Conrail directors, of their fiduciary duties and is illegal, ultra vires, fundamentally unfair and constitutes a breach of those fiduciary duties; (ii) that the extended two-year No Negotiation Provision purports to restrict the managerial discretion of future Conrail directors and thus violates Pennsylvania statutory law, Conrail's By-laws and Articles of Incorporation, and the Conrail directors' fiduciary duties; and (iii) that Conrail failed to disclose its number of Shares outstanding as of the Record Date for the Special Meeting in violation of the federal proxy rules.

   In addition, on December 20, 1996, Plaintiffs filed a Motion to Dismiss the Counterclaim for failure to state a claim pursuant to Rule 12(b) of the Federal Rules of Civil Procedure and an accompanying brief.

                                    * * *

                                          NORFOLK SOUTHERN CORPORATION
Dated: December 26, 1996

                                  SCHEDULE I

                        SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT OF CONRAIL

   In the Conrail Proxy Statement, Conrail provided updated information concerning the Record Date outstanding Shares, voting securities and principle holders thereof and ownership of Shares by Conrail officers and directors. The following information is based solely on the Conrail Proxy Statement and supersedes the information in Schedule I of the Norfolk Southern Proxy Statement, dated November 4, 1996, as amended. The following information is qualified in its entirety by reference to the Conrail Proxy Statement.

   RECORD DATE AND OUTSTANDING SHARES. According to the Conrail Proxy Statement, as of the close of business on the Record Date, there were issued and outstanding 82,244,375 Common Shares and 7,303,920 ESOP Preferred Shares.

   VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF. According to the Conrail Proxy Statement, the only persons (or "groups" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), who, as of the Record Date (except as otherwise set forth below), owned beneficially more than 5% of any class of Conrail's voting securities are listed in the following table (which also lists shares held by the Employee Benefits Trust):

      TITLE OF                                                     AMOUNT AND NATURE OF        PERCENT OF
       CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER        BENEFICIAL OWNERSHIP          CLASS
------------------  ----------------------------------------  ----------------------------  --------------
Common Stock           CSX Corporation                         17,860,124(1)                       21.7%
                       One James Center
                       801 East Cary Street
                       Richmond, VA 23219

Common Stock           FMR Corp.                               7,621,404(2)                         9.3%
                       82 Devonshire Street
                       Boston, MA 02109

Common Stock          Wellington Management Company            4,119,510(3)                         5.0%
                      75 State Street
                      Boston, MA 02109

Common Stock         Mellon Bank, N.A.                         3,444,500, solely in its             4.2%
                     Suite 3346                                capacity as trustee of
                     Pittsburgh, PA 15258                      the Employee Benefits
                                                               Trust(4)

ESOP Preferred       Fidelity Management Trust Company         5,646,125, solely in its            77.3%
 Shares              82 Devonshire Street                      capacity as Trustee of
                     Boston, MA 02109                          the ESOP(5)

------------

 (1)   Based on information set forth on the Amendment No. 10 to the
       Schedule 13D filed by CSX with the SEC on December 6, 1996. These Shares represent approximately 19.9% of Conrail's total voting securities as of the Record Date.

 (2) Based on information set forth on the Schedule 13F filed by FMR Corp. ("FMR") with the SEC on November 15, 1996. Assuming that all these Shares owned by FMR were tendered pursuant to the first CSX Tender Offer, 23.45% of these Shares (or 1,787,219 Shares) would have been purchased by CSX prior to the Record Date and reflected in CSX's beneficial ownership set forth above. These Shares represent approximately 8.5% (or approximately 6.5% assuming FMR tendered all its Shares to CSX) of Conrail's total voting securities as of the Record Date.

 (3) Based on information set forth on the Schedule 13F filed by Wellington Management Company ("Wellington") with the SEC on November 15, 1996. Assuming that all these Shares owned by Wellington were tendered pursuant to the first CSX Tender Offer, 23.45% of these Shares (or

       966,025 Shares) would have been purchased by CSX prior to the Record Date and reflected in CSX's beneficial ownership set forth above. These Shares represent approximately 4.6% (or approximately 3.5% assuming Wellington tendered all its Shares to CSX) of Conrail's total voting securities as of the Record Date.

 (4) These Common Shares represent approximately 3.8% of Conrail's total voting securities as of the Record Date. The Employee Benefits Trust is listed for information purposes only and does not represent a beneficial owner of more than 5% of the Common Shares as of the Record Date.

 (5) ESOP Preferred Shares are convertible into Common Shares at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares. These ESOP Preferred Shares represent the unallocated shares of ESOP Preferred Shares contained in the ESOP. These shares, together with the 1,657,795 ESOP Preferred Shares allocated to participants, constitute an aggregate of 7,303,920 of ESOP Preferred Shares, which aggregate represents approximately 8.2% of Conrail's total voting securities as of the Record Date.

   OWNERSHIP BY THE ESOP AND EMPLOYEE BENEFITS TRUST. As set forth in the table above, as of the Record Date, each of the ESOP and the Employee Benefits Trust owns Shares representing approximately 8.2% and 3.8%, respectively, of Conrail's total voting securities. As disclosed in the Conrail Proxy Statement, the ESOP and the Employee Benefits Trust tendered substantially all of their Shares, respectively, pursuant to the first CSX Tender Offer, and the Employee Benefits Trust, pursuant to its terms, used substantially all the proceeds it received from CSX pursuant to the first CSX Tender Offer to acquire 964,164 Shares in the market prior to the Record Date. According to Conrail, the ESOP, pursuant to the authority and fiduciary responsibility of the Trustee, did not use the proceeds it received from CSX pursuant to the first CSX Tender Offer to purchase Shares prior to the Record Date. As set forth in the Conrail Proxy Statement, Shares owned by the Employee Benefits Trust will be voted by the trustee thereof in the same manner and proportion as the ESOP Preferred Shares for which valid instructions are received and instructed to be voted. The trust agreement governing the ESOP provides that proxies for Shares that have been allocated to individual participants pursuant to the ESOP will be voted in accordance with that participant's direction as set forth on the GREEN trustee instruction card that is enclosed herewith for participants. Participants cannot vote their ESOP Preferred Shares or instruct the Trustee as to how to vote their ESOP Preferred Shares by completing the enclosed GOLD proxy. The trust agreement also provides that all ESOP Preferred Shares that have not been allocated to an individual participant, and all ESOP Preferred Shares that have been so allocated but as to which no valid voting instructions have been received by the Trustee shall be voted in the same manner and proportion as are the ESOP Preferred Shares for which valid instructions are received.

   OWNERSHIP BY MANAGEMENT OF VOTING SECURITIES. The following table sets forth the beneficial ownership, as of the Record Date, of Shares of each director, each of the six most highly compensated executive officers of Conrail, and all directors and executive officers as a group. Unless otherwise indicated, each such person has sole voting and investment power with respect to such Common Shares and sole voting power with respect to such ESOP Preferred Shares. The Trustee holds sole investment power with respect to all ESOP Preferred Shares. As of the Record Date, all Conrail directors and executive officers as a group owned less than one percent (1%) of the aggregate outstanding Shares.

                                                           AMOUNT        PERCENT OF
            NAME OF INDIVIDUAL OR GROUP              BENEFICIALLY OWNED    CLASS
--------------------------------------------------  ------------------  ----------
David M. LeVan ....................................       139,112(1)         *
 Chairman of the Board of Directors, President and
  Chief Executive Officer

H. Furlong Baldwin ................................         2,000            *
 Director

Claude S. Brinegar ................................         1,000            *
 Director

Daniel B. Burke ...................................         2,000            *
 Director

Kathleen Foley Feldstein ..........................           700            *
 Director

Roger S. Hilles ...................................         2,362            *
 Director

E. Bradley Jones ..................................         1,000            *
 Director

David B. Lewis ....................................           919            *
 Director

John C. Marous ....................................           612            *
 Director

Gail J. McGovern ..................................             0            *
 Director

Raymond T. Schuler ................................         6,063            *
 Director

David H. Swanson ..................................           449            *
 Director

Bruce B. Wilson ...................................        28,695(1)         *
 Senior Vice President--Law

Ronald J. Conway ..................................        34,665(1)         *
 Senior Vice President--Operations

Timothy P. Dwyer ..................................        12,469(1)         *
 Senior Vice President--Unit Trains Service Group

John P. Sammon ....................................        23,789(1)         *
 Senior Vice President--CORE Service Group

George P. Turner ..................................        43,937(1)         *
 Senior Vice President--Automotive Service Group

Executive Officers and Directors as a Group  ......       574,851(2)         *

------------

   *   Less than one percent.

   (1) For Messrs. LeVan, Wilson, Conway, Dwyer, Sammon and Turner, respectively, includes options exercisable within 60 days to acquire 98,896, 0, 27,375, 0, 18,125 and 34,232 Common Shares and 1,931, 1,910,
       1,868, 1,634, 1,642 and 1,668 ESOP Preferred Shares allocated to the accounts of each of the named officers under the ESOP. ESOP Preferred Shares are convertible into Common Shares at any time on a share-for-share basis, subject to certain antidilution adjustments. As a result, ownership of ESOP Preferred Shares is deemed to be ownership of an equal number of Common Shares.

   (2) Includes (x) options exercisable within 60 days to acquire 351,660 Common Shares and (y) 35,405 ESOP Preferred Shares allocated to the accounts of individual officers under the ESOP. This number also includes shares held by all officers of Consolidated Rail Corporation.

-------------------------------------------------------------------------------
                            ADDITIONAL INFORMATION

  If your Shares are held in the name of a bank or broker, only your bank or broker can vote your Shares and only upon receipt of your specific instructions. Please instruct your bank or broker to vote AGAINST the Amendment Proposal and the Adjournment Proposal by executing the GOLD proxy card today. If you have any questions or require any assistance in voting your Shares, please call:

                                 GEORGESON
                            & COMPANY INC. [LOGO]

                              Wall Street Plaza
                           New York, New York 10005

                         Call Toll Free: 800-223-2064

                     Banks and Brokers call: 212-440-9800
-------------------------------------------------------------------------------

PROXY
                         PROXY SOLICITED ON BEHALF OF
                     NORFOLK SOUTHERN CORPORATION FOR THE
               SPECIAL MEETING OF SHAREHOLDERS OF CONRAIL INC.,
                         TO BE HELD JANUARY 17, 1997

   The undersigned hereby constitutes and appoints David R. Goode, Henry C. Wolf and James C. Bishop, Jr., and each or any of them, as true and lawful agents and proxies with full power of substitution in each to represent the undersigned, and to vote all shares of common stock, par value $1.00 per share ("Common Shares"), of Conrail Inc. ("Conrail") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders (the "Special Meeting") of Conrail to be held on January 17, 1997, at 12:00 p.m., Eastern Standard Time, at The Main Auditorium at The Academy of Music, Broad and Locust Streets, Philadelphia, Pennsylvania, and at any adjournments, postponements or reschedulings of such Special Meeting, on all matters coming before the Special Meeting.

   You are encouraged to specify your choice by marking the appropriate box on the reverse side of this card. This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE WITH RESPECT TO THE VOTING OF COMMON SHARES, THIS PROXY WILL BE VOTED AGAINST THE PROPOSALS DESCRIBED BELOW. The persons listed above cannot vote your Common Shares unless you sign and return this card.

                                               (Continued on the reverse side)

                      (Continued from the reverse side)
 [X] Please mark your vote as in this example

                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                     PROMPTLY USING THE ENCLOSED ENVELOPE

NORFOLK SOUTHERN CORPORATION STRONGLY RECOMMENDS A VOTE AGAINST BOTH OF THE FOLLOWING PROPOSALS:

   1. The Proposal of the Conrail Board of Directors to approve an amendment to Conrail's Articles of Incorporation which would cause the provisions of Subchapter E of Chapter 25 of the Pennsylvania Business Corporation Law of 1988, as amended, to no longer be applicable to Conrail, and to authorize the Board of Directors of Conrail, in its discretion, to direct certain executive officers of Conrail to file or not file such Articles of Amendment if the Board determines such action to be in the best interests of Conrail.

                  AGAINST  [ ]      FOR  [ ]     ABSTAIN  [ ]

   2. The Proposal of the Conrail Board of Directors to adjourn the Special Meeting.
                  AGAINST  [ ]      FOR  [ ]     ABSTAIN  [ ]

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

                                       Dated:
                                             ---------------------------------

                                       ---------------------------------------
                                       Signature(s) (Title, if any)

                                       ---------------------------------------
                                       Signature if held jointly

                                       Note: Please sign exactly as name
                                       appears hereon. Joint owners should
                                       each sign. When signing as attorney,
                                       executor, administrator, trustee or
                                       guardian, please give full title as
                                       such.